ASSET PURCHASE AGREEMENT

      This AGREEMENT dated this 26th day of October, 1999, by and between Showcase Technologies, LLC, having its principal place of business at 33 East Merrick Rd., 2nd Floor, Suite 6, Valley Stream, NY, 11580 (hereafter "SHOWCASE"), and TopListing.com Corporation, a Colorado corporation having its principal place of business at 4740 Forge Rd., Suite 112, Colorado Springs, Colorado 80907 (hereafter "Top.com").


     WHEREAS, SHOWCASE is desirous of selling all rights, title and interest relating to the product lines known as TopListing and Designer Studio.

     WHEREAS, Top.com is desirous of acquiring all rights, title and interest relating to the product lines known as TopListing and Designer Studio from SHOWCASE.

     IT IS HEREFORE AGREED that in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.     Exchange of Assets.

     1.1 Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, SHOWCASE shall exchange, transfer, convey, assign and deliver to Top.com, and Top.com shall receive, acquire and accept on the Closing Date (as such term is hereinafter defined) all of the rights, title and interest relating to the product lines known as TopListing and Designer Studio in and to the business, assets, goodwill, and rights of SHOWCASE in all or substantially all of its assets, including technology, software, web sites, customer lists, inventory, as specified in the list of Assets attached hereto as Exhibit I (the "Assets & Allocation"), as the same shall exist on the Closing Date, including, without limitation, rights in tradenames, trademarks and copyrights, patent and patent pendings, all rights relating to or arising out of the business conducted by SHOWCASE as they relate to TopListing and Designer Studio under express or implied warranty (as from the suppliers of SHOWCASE with respect to the Assets being transferred to Top.com) , all books and records, correspondence and files of or relating to the business or Assets of TopListing and Designer Studio being exchanged with Top.com and all of SHOWCASE's rights, title and interest in and to each, contract, agreement, purchase order or commitment to which SHOWCASE is a party or in which SHOWCASE has rights (all of such assets are collectively referred to hereinafter as the "Assets"), free and clear of all liabilities, obligations, liens and encumbrances, except as expressly assumed by Top.com under Section 2 below.


     1.2 The transfer of the Assets as herein provided shall be effected by bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer and conveyance delivered to Top.com on the Closing Date in form sufficient to transfer the Assets as contemplated by this Agreement and as shall be reasonably requested by Top.com. SHOWCASE covenants that (i) it will, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by Top.com to transfer and deliver to Top.com or to aid and assist Top.com in collecting and reducing to possession, any and all of the Assets; (ii) Top.com, after the Closing Date, shall have the right and authority to collect, for the account of Top.com, all checks, notes and other evidences of indebtedness or obligations to make payment of money and other items which shall be transferred to Top.com as provided and to endorse with the name of Top.com any such checks, notes or other instruments received after the Closing Date; and (iii) SHOWCASE will transfer and deliver to Top.com all other property that SHOWCASE may receive after the Closing Date in respect of or arising out of the business conducted by TopListing and Designer Studio.

     1.3 SHOWCASE covenants that between the date hereof and the Closing Date and, if reasonably requested by Top.com, after the Closing Date, SHOWCASE shall use its best efforts to obtain the consent of any parties to any contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements being assigned by SHOWCASE to Top.com hereunder as shall be reasonable requested by Top.com. If any such required consent is not obtained, this Agreement shall constitute an agreement to assign the instrument relating thereto to Top.com.

     2. Assumption of Liabilities. Top.com shall assume no liabilities of SHOWCASE, TopListing or Designer Studio.

    3. Closing. The Closing hereunder (the "Closing") shall take place at ___ on the 1st day of November 1999, at 33 East Merrick Rd., 2nd Floor, Suite 6, Valley Stream, NY.

    4.  Exchange Terms; Allocation.

    4.1 In consideration of the exchange and transfer of the Assets herein contemplated, on the Closing Date, Top.com shall deliver at
Closing:

a)       $100,000 US Funds (less deposit of $2,500);
b) 300,000 shares of Banyan Corporation common stock valued at the previous days closing bid price. Said shares shall be issued exempt from registration under Rule 144.

         to SHOWCASE or its assignees.

    5. Representations and Warranties of SHOWCASE. SHOWCASE hereby represents and warrants as follows:

    5.1 SHOWCASE is a LLC. On or before closing SHOWCASE shall establish to the satisfaction of Top.com that it has title to the Assets and authority to convey the same in accordance with the terms of this Agreement. SHOWCASE has taken no action and has not failed to take any action, which action or failure would preclude or prevent Top.com from conducting the business of SHOWCASE in the manner heretofore conducted.

5.2  SHOWCASE has two subsidiaries, "Designer Studio " and "TopListing"

    5.3 SHOWCASE is fully empowered to enter into this transaction.

     5.4 SHOWCASE has full power and authority, corporate and otherwise, to enter into this Agreement on behalf of TopListing and Designer Studio and to cause SHOWCASE to assume and perform its, his or her obligations hereunder. The execution and delivery of this Agreement and the performance by SHOWCASE of its obligations hereunder have been duly authorized by the shareholders and directors of SHOWCASE and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a binding and enforceable obligation of SHOWCASE. The execution and delivery of this Agreement and the performance by SHOWCASE of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or By-Laws of SHOWCASE and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement indenture, instrument, judgment or decree to which SHOWCASE is a party or which is or purports to be binding upon SHOWCASE or which affects or purports to affect any of the Assets.

    5.4 No action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to SHOWCASE in order to constitute this agreement as a binding and enforceable obligation of SHOWCASE in accordance with its terms.

    5.5 SHOWCASE has not incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) except current obligations and liabilities incurred in the ordinary course of their businesses which would act as a lien against the Assets being transferred.

    5.6 SHOWCASE has not leased or effected any transfer of any of the Assets.

     6. Representations and Warranties of Top.com. Top.com hereby represents and warrants that on the closing date all of the following will be true:

     6.1 Top.com is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado.

    6.2       Top.com is a wholly owned subsidiary of Banyan Corporation.

     7.    Miscellaneous.

     a) This Agreement shall constitute the entire agreement of the parties hereto and may not be amended, except by written consent of the parties hereto in writing executed by them.

     b) This Agreement shall be construed according to the laws of the State of Colorado and shall be enforceable in any court of competent jurisdiction located in the State of Colorado.

     c) This Agreement shall insure to the benefit of the parties and their successors in interest, if any, but shall not otherwise be assignable.

     d) Where in this Agreement one gender or the other is used, of the singular or the plural is used, and if to effect the intent of the parties hereto the use of the other gender or number is needed then it is understood that such gender or both or such number or both is implied.

     e) This Agreement may be executed in counterparts and receipt of facsimile transmission of signatures shall be sufficient to effect acceptance of this Agreement, although the parties hereto agree to submit within a reasonable time duplicate original signed copies of this Agreement to each other.

     8.  Indemnification.

     Each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of closing against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty for non-fulfillment of any agreement on the part of such party under this Agreement, or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand for any reasonable payments made by said parties at any time after the date of closing, in respect to any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same, and such party failed to defend or satisfy the same.


     9. Expenses. Each party shall pay its own expenses.


    10. Brokers. Top.com shall not be liable for the payment of any finder's or consultants.

IN WITNESS  WHEREOF  THE  PARTIES  HERETO,  CORPORATE  PARTIES  HAVING BEEN DULY
AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS ON THE DATE FIRST ABOVE WRITTEN.

TOPLISTING.COM  CORPORATION                          SHOWCASE TECHNOLOGIES, LLC



BY: /s/CAMERON YOST                                     BY: /s/ALAN HILLSBERG
CAMERON YOST                                                  ALAN HILLSBERG
Director & Secretary                                          PRESIDENT

                                    EXHIBIT I
                               ASSETS & ALLOCATION

CUSTOMER LIST

         Name
         Address
         City, State, zip

         Phone













INVENTORY
         RAW (MATERIAL)

         Quantity                              Description                                Value








         FINISHED

         Quantity                              Description                                Value











TOOLING -PATERNS - DIES

         Quantity                              Description                                Value









DRAWINGS

                             Description                                                  Value






SPECIFICATIONS

                             Description                                                  Value





PATENTS

                             Description                                                  Value









TRADEMARKS/TRADENAMES/COPYRIGHTS

                             Description                                                  Value







VENDOR LISTS

         Name
         Address
         City, State, zip

         Phone







CONTRACTS, AGREEMENTS, PURCHASE ORDERS

                             Description                                                  Value


